                                                                    EXHIBIT 99.2




Contact: Investor Relations                          Media Relations
         W. Douglass Harris                          Steven D. Stern
         The Presley Companies                       Pondel/Wilkinson Group
         (949) 640-6400                              (310) 207-9300



             THE PRESLEY COMPANIES REPORTS COMPLETION OF MERGER WITH
                        AND INTO WHOLLY-OWNED SUBSIDIARY

             THE PRESLEY COMPANIES REPORTS THIRD QUARTER NET INCOME
                       OF $10,720,000, OR $1.03 PER SHARE

NEWPORT BEACH, CA---November 11, 1999---The Presley Companies ("Presley" or the "Company") (NYSE: PDC) today announced that effective at 12:01 a.m. (New York
Time) on Thursday, November 11, 1999, the merger of its former parent, The Presley Companies ("Old Presley") with and into Presley Merger Sub, Inc. was completed. In the merger, Presley Merger Sub, Inc. was the surviving corporation and was renamed "The Presley Companies" at the effective time. Also, at the effective time, each share of Old Presley's Series A Common Stock and Series B Common Stock was converted into the right to receive 0.2 share of the Common Stock, par value $.01 per share, of the surviving corporation, The Presley Companies (formerly named "Presley Merger Sub, Inc."). Beginning on November 11, 1999, the Common Stock of the surviving corporation commenced trading on the New York Stock Exchange under the symbol "PDC".

Shares issued in the merger are subject to certain transfer restrictions. These restrictions are similar to those adopted by several other public companies and are intended to help preserve Presley's substantial net operating loss carryforwards for use in offsetting future taxable income. In general, these restrictions will prohibit, without the prior approval of the Board of Directors, the direct or indirect disposition or acquisition of any stock of the surviving corporation by or to any holder who owns or would so own upon the acquisition (either directly or through the tax attribution rules) 5% or more of the surviving corporation's stock. The transfer restrictions are contained in
Article VIII of the Certificate of Incorporation and all stock certificates issued by Presley will contain a legend that summarizes the transfer restrictions.

The merger was completed after the November 5, 1999 acquisition of substantially all of the assets and the assumption of substantially all of the liabilities of William Lyon Homes, Inc. The merger will not otherwise result in any change in the consolidated financial condition, business or assets of the Company.

Presley will shortly be mailing to all of its stockholders instructions regarding the surrender of their stock certificates representing shares of Old Presley by means of a letter of transmittal. Until those stock certificates are surrendered in accordance with the prescribed procedure, Presley will not issue replacement certificates representing the shares of Presley into which a stockholder's shares of Old Presley have been converted in the merger. Further, no transfer will be effected on the transfer books of Presley unless and until the stock certificates of Old Presley that previously represented the shares presented for transfer have been surrendered in accordance with the prescribed procedure. In addition, although Presley has no immediate plans for any dividends or distributions on its stock, if it declares any dividends or distributions in the future, a stockholder will not receive any amount with respect to such stockholder's shares prior to the surrender, in accordance with the prescribed procedure, of the applicable parent corporation stock certificates. Further, no interest will accrue or be payable with respect to any such dividends or distributions retained in respect of those shares.

The common stock and earnings per share information included herein reflects adjustments for all periods presented for the retroactive effect of the merger as described above and the conversion of each share of previously outstanding Series A Common Stock and Series B Common Stock into 0.2 shares of Common Stock of the surviving corporation.

Presley today reported net income for the third quarter ended September 30, 1999 of $10,720,000, or $1.03 per share, on sales of $88,363,000, as compared with net income of $3,299,000, or $0.32 per share, on sales of $89,509,000 for the comparable period a year ago. Sales of homes were $87,630,000 for the quarter ended September 30, 1999, down 2 percent from $89,319,000 for the comparable period a year ago. Sales of lots and land were $733,000 for the quarter ended September 30, 1999, as compared with $190,000 for the quarter ended September 30, 1998.

For the nine months ended September 30, 1999, the Company reported net income of $25,593,000, or $2.45 per share, on sales of $266,375,000, as compared with a net income of $1,214,000, or $0.12 per share, on sales of $236,517,000 for the comparable period a year ago. Sales of homes were $261,686,000 for the nine months ended September 30, 1999, up 16 percent from $225,592,000 for the comparable period a year ago. Sales of lots and land were $4,689,000 for the nine months ended September 30, 1999, as compared with $10,925,000 for the nine months ended September 30, 1998. The results for the nine months ended September 30, 1999 included an extraordinary gain from the retirement of debt of $1,789,000, or $0.17 per share, after applicable income taxes, as compared with $522,000, or $0.05 per share, after applicable income taxes, for the comparable period a year ago.

Homes sold, closed and in backlog for the Company and its unconsolidated joint ventures as of and for the periods presented are as follows:

                                                        As of and for           As of and for
                                                      the Three Months         the Nine Months
                                                     Ended September 30,     Ended September 30,
                                                     --------------------------------------------
                                                       1999       1998        1999         1998
                                                      ------     ------     --------     --------
Number of homes sold
    Company                                              337        507        1,275        1,587
    Unconsolidated joint ventures                        110         42          431          123
                                                      ------     ------     --------     --------
                 Combined total                          447        549        1,706        1,710
                                                      ======     ======     ========     ========

Number of homes closed
    Company                                              441        474        1,280        1,206
    Unconsolidated joint ventures                        144         20          356           22
                                                      ------     ------     --------     --------
                 Combined total                          585        494        1,636        1,228
                                                      ======     ======     ========     ========

Backlog of homes sold but not closed at
     end of period
       Company                                           484        777          484          777
       Unconsolidated joint ventures                     203        108          203          108
                                                      ------     ------     --------     --------
                 Combined total                          687        885          687          885
                                                      ======     ======     ========     ========

Dollar amount of backlog of homes sold but not
 closed at end of period (in millions):
       Company                                        $ 97.7     $168.2     $   97.7     $  168.2
       Unconsolidated joint ventures                    81.8       54.6         81.8         54.6
                                                      ------     ------     --------     --------
                  Combined total                      $179.5     $222.8     $  179.5     $  222.8
                                                      ======     ======     ========     ========

Net new home orders for the quarter ended September 30, 1999 decreased 19 percent to 447 units from 549 units a year ago. For the third quarter of 1999, net new home orders decreased 26 percent to 447 units from 605 units in the second quarter of 1999. The number of homes closed in the third quarter of 1999 was up 18 percent to 585 from 494 in the third quarter of 1998. The backlog of homes sold as of September 30, 1999 was 687, down 22 percent from 885 units a year earlier, and down 17 percent from 825 units at June 30, 1999.

The dollar amount of backlog of homes sold but not closed as of September 30, 1999 was $179,500,000, as compared with $222,800,000 as of September 30, 1998 and $215,700,000 as of June 30, 1999.

The decrease in net new home orders for the three months ended September 30, 1999 as compared to the three months ended September 30, 1998 is primarily the result of a decrease in the number of sales locations to 38 at September 30, 1999 from 47 at September 30, 1998. The increase in number of homes closed for the three and nine month periods of 1999 as compared with 1998 is primarily the result of improved market conditions in substantially all of the Company's markets.

As previously announced, on November 5, 1999, the Company completed the acquisition of substantially all of the assets of William Lyon Homes, Inc. If the acquisition had been completed as of September 30, 1999, pro forma backlog information as of September 30, 1999 would have been as follows:

       Backlog of homes sold but not closed at
        September 30, 1999
             Presley combined total                              687
             William Lyon Homes, Inc.                            354
                                                            --------
             Combined pro forma total                          1,041
                                                            ========

       Dollar amount of backlog of homes sold but
        not closed at September 30, 1999 (in millions):
              Presley combined total                        $  179.5
              William Lyon Homes, Inc.                          91.7
                                                            --------
                                                            $  271.2
                                                            ========

Wade Cable, President and Chief Executive Officer, stated "As we look to the exciting future combining the Presley and William Lyon Homes operations, I am gratified to report the remarkable improvement in Presley's operations in the last eighteen months. Presley has now reported profits for six consecutive quarters; debt levels have been reduced from approximately $225 million at September 30, 1998 to approximately $155 million at September 30, 1999 and stockholders' equity has improved from a deficit of approximately $4 million at September 30, 1998 to a positive balance of approximately $36 million at September 30, 1999."

The Company also reported that for purposes of the Indenture governing its Senior Notes, EBITDA (earnings before interest, taxes, depreciation and amortization) was $33,922,000 for the third quarter of 1999 as compared to $32,963,000 for the third quarter of 1998. EBITDA coverage of interest incurred for the three months ended September 30, 1999 was 5.75, as compared to 4.31 for the three months ended September 30, 1998. EBITDA after development expenditures amounted to $37,563,000 for the third quarter of 1999 as compared to $6,557,000 for the third quarter of 1998.

The Presley Companies is one of California's oldest and largest homebuilders in the Southwest with development communities in California, Arizona, New Mexico and Nevada. Founded in 1956, The Presley Companies has built and sold more than 48,000 homes and as of September 30, 1999 has 38 sales locations. William Lyon Homes, Inc. has 15 sales locations as of September 30, 1999. Presley's corporate headquarters are located in Newport Beach, California.

Certain statements contained in this release that are not historical information contain forward-looking statements. The forward-looking statements involve risks and uncertainties and actual results may differ materially from those projected or implied. Further, certain forward-looking statements are based on assumptions of future events which may not prove to be accurate. Factors that may impact such forward-looking statements include, among others, changes in general economic conditions and in the markets in which the Company competes, changes in interest rates and competition, as well as the other factors discussed in the Company's reports filed with the Securities and Exchange Commission.

'
                              THE PRESLEY COMPANIES

                      CONSOLIDATED STATEMENTS OF OPERATIONS
                 (IN THOUSANDS EXCEPT PER COMMON SHARE AMOUNTS)
                                   (UNAUDITED)

                                                   Three Months Ended            Nine Months Ended
                                                      September 30,                September 30,
                                                 -----------------------      ------------------------
                                                   1999          1998           1999           1998
                                                 --------      ---------      ---------      ---------
Sales
  Homes                                          $ 87,630      $  89,319      $ 261,686      $ 225,592
  Lots, land and other                                733            190          4,689         10,925
                                                 --------      ---------      ---------      ---------
                                                   88,363         89,509        266,375        236,517
                                                 --------      ---------      ---------      ---------
Operating costs
   Cost of sales - homes                          (72,071)       (75,197)      (216,188)      (194,194)
   Cost of sales - lots, land and other            (1,072)        (1,227)        (4,813)       (11,378)
   Sales and marketing                             (4,198)        (5,385)       (12,658)       (15,180)
   General and administrative                      (4,944)        (3,188)       (12,817)       (10,144)
                                                 --------      ---------      ---------      ---------
                                                  (82,285)       (84,997)      (246,476)      (230,896)
                                                 --------      ---------      ---------      ---------

Equity in income of unconsolidated
    joint ventures                                  7,414            501         12,278            346
                                                 --------      ---------      ---------      ---------

Operating income                                   13,492          5,013         32,177          5,967

Interest expense, net of amounts capitalized         (883)        (2,180)        (4,554)        (7,073)
Financial advisory expenses                          (917)            --         (2,197)            --
Other income (expense), net                           825            669          2,366          1,638
                                                 --------      ---------      ---------      ---------

Income before income taxes and
   extraordinary item                              12,517          3,502         27,792            532
(Provision) credit for income taxes                (1,797)          (203)        (3,988)           160
                                                 --------      ---------      ---------      ---------

Income before extraordinary item                   10,720          3,299         23,804            692

Extraordinary item - gain from retirement of
   debt, net of applicable income taxes                --             --          1,789            522
                                                 --------      ---------      ---------      ---------

Net income                                       $ 10,720      $   3,299      $  25,593      $   1,214
                                                 ========      =========      =========      =========

Basic and diluted earnings per common
   share (1)
      Before extraordinary item                  $   1.03      $    0.32      $    2.28      $    0.07
      Extraordinary item                               --             --           0.17           0.05
                                                 --------      ---------      ---------      ---------
      After extraordinary item                   $   1.03      $    0.32      $    2.45      $    0.12
                                                 ========      =========      =========      =========


(1) Reflects adjustment for all periods presented for the retroactive effect of the merger with a wholly-owned subsidiary and the conversion of each share of previously outstanding Series A and Series B Common Stock into
      0.2 common shares of the surviving company.

                              THE PRESLEY COMPANIES

                           CONSOLIDATED BALANCE SHEETS
         (IN THOUSANDS EXCEPT NUMBER OF SHARES AND PAR VALUE PER SHARE)

                                                          September 30,      December 31,
                                                              1999              1998
                                                          -------------      ------------
                                                           (unaudited)
                                     ASSETS

Cash and cash equivalents                                   $   7,223         $  23,955
Receivables                                                    17,087             8,613
Real estate inventories                                       164,777           174,502
Investments in and advances to unconsolidated
   joint ventures                                              36,632            30,462
Property and equipment, less accumulated
  depreciation of $4,023 and $3,156 at September 30,
  1999 and December 31, 1998, respectively                      2,259             2,912
Deferred loan costs                                             2,204             3,381
Other assets                                                    5,325             2,579
                                                            ---------         ---------
                                                            $ 235,507         $ 246,404
                                                            =========         =========

                         LIABILITIES AND STOCKHOLDERS' EQUITY

Accounts payable                                            $  20,692         $  17,364
Accrued expenses                                               23,839            27,823
Notes payable                                                  35,271            55,393
12-1/2% Senior Notes due 2001                                 120,000           140,000
                                                            ---------         ---------
                                                              199,802           240,580
                                                            ---------         ---------
Stockholders' equity (1)
  Common stock, par value $.01 per share;
         30,000,000 shares authorized; 10,439,135
         shares issued and outstanding at
         September 30, 1999 and December 31, 1998,
         respectively                                             104               104

  Additional paid-in capital                                  120,955           116,667

  Accumulated deficit from January 1, 1994                    (85,354)         (110,947)
                                                            ---------         ---------
                                                               35,705             5,824
                                                            ---------         ---------
                                                            $ 235,507         $ 246,404
                                                            =========         =========


(1) Reflects adjustment for all periods presented for the retroactive effect of the merger with a wholly-owned subsidiary and the conversion of each share of previously outstanding Series A and Series B Common Stock into
      0.2 common shares of the surviving company.

                              THE PRESLEY COMPANIES

                       SUPPLEMENTAL FINANCIAL INFORMATION
                             (dollars in thousands)
                                   (unaudited)


The following table sets forth certain selected unaudited financial data regarding the Company's cash flow for the purposes of the Indenture governing the Company's Senior Notes:

                                                         Three Months Ended             Nine Months Ended
                                                            September 30,                  September 30,
                                                       -----------------------       ------------------------
                                                         1999           1998            1999           1998
                                                       --------       --------       ---------       --------
EBIT                                                   $ 11,297       $ 11,472       $  40,468       $ 26,121
Amortization of Non-Cash Costs to Cost of Sales,
   excluding interest amortized to cost of sales         22,294         21,202          67,826         65,698
Depreciation and amortization                               331            289             879            811
                                                       --------       --------       ---------       --------

EBITDA                                                 $ 33,922       $ 32,963       $ 109,172       $ 92,630
                                                       ========       ========       =========       ========

Development expenditures:
   Lot and amenity development                         $ (8,974)      $(14,383)      $ (28,293)      $(35,186)
   Land acquisitions                                        897         (8,837)        (38,219)       (23,181)
   Net change in housing inventory                        5,936         (3,161)          3,277        (30,300)
   Investment in unconsolidated joint ventures            5,783            (25)          6,196         15,571
                                                       --------       --------       ---------       --------

      Total development expenditures                      3,642        (26,406)        (57,039)       (73,096)
                                                       --------       --------       ---------       --------

EBITDA after development expenditures                  $ 37,563       $  6,557       $  52,133       $ 19,534
                                                       ========       ========       =========       ========

Interest expensed and amortized to cost of sales:
      Interest incurred                                $  5,899       $  7,652       $  17,645       $ 24,308
      Less capitalized interest                          (5,016)        (5,472)        (13,091)       (17,235)
                                                       --------       --------       ---------       --------
         Interest expensed                                  883          2,180           4,554          7,073
         Amortization of capitalized interest
            included in cost of sales                     5,384          6,392          18,536         18,196
                                                       --------       --------       ---------       --------

         Total interest expensed and amortized to
            cost of sales                              $  6,267       $  8,572       $  23,090       $ 25,269
                                                       ========       ========       =========       ========

Interest incurred                                      $  5,899       $  7,652       $  17,645       $ 24,308
                                                       ========       ========       =========       ========

EBITDA/Interest incurred                                   5.75x          4.31x           6.19x          3.81x
                                                       ========       ========       =========       ========